360 GLOBAL FINANCIAL, LLC 2
FINANCIAL CONSULTING AGREEMENT

This Financial Consulting Agreement (“Agreement”) is entered into this 17th day of November, 2005 by and between 360 Global Financial, LLC 2 a Delaware limited liability company whose offices are located at 8383 Wilshire Blvd., Suite 100, Beverly Hills, CA (the “Financial Consultants”) and 360 Global Wines, Inc (OTC BB TGWC), a Nevada corporation whose offices are located at One Kirkland Ranch Road, Napa, CA 94558 (the “Client”)

RECITALS

A.
The Financial Consultants are in the business of providing management consulting services, business advisory services, product development services, and product marketing and sales services as well as merger and acquisitions.

B.
The Client desires to retain the Financial Consultants to render to the Client such services as may be agreed to by the parties from time to time, and the Financial Consultants desire to render such services to the Client as set forth hereunder.

AGREEMENT

Therefore, in consideration of the mutual promises and covenants set forth in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.
Financial Consulting Services.   The Client hereby retains the Financial Consultants as an independent contractor, and the Financial Consultants hereby accept and agree to such retention. It is acknowledged and agreed by the Client that the Financial Consultants carry neither professional licenses nor memberships in any self-regulatory organizations. It is further acknowledged and agreed by the Client that the Financial Consultants are not rendering legal advice or performing accounting services and are not acting and shall not act as an investment advisors or broker/dealers within the meaning of any applicable state or federal securities laws. No portion of the services rendered pursuant to this Agreement shall be provided in connection with the offer or sale of securities in a capital-raising transaction. The services of the Financial Consultants shall not be exclusive, nor shall the Financial Consultants be required to render any specific number of hours or assign specific personnel to the Client or its projects.

2.
Time, Place and Manner of Performance.   The Financial Consultants shall be available to the officers and directors of the Client at such reasonable and convenient times and places as may be mutually agreed upon. Except as otherwise provided in this Agreement, the time, place and manner of performance of the services hereunder, including the amount of time to be allocated by the Financial Consultants to any specific service, shall be determined in the sole discretion of the Financial Consultants.

3.	Independent Contractor; Performance by Financial Consultants; Compliance with Laws.

(a)
The Financial Consultants agree to perform their consulting duties hereto as independent contractors. Nothing contained herein shall be considered to create an employer-employee relationship between the parties in this Agreement. The Client shall not make social security, workers’ compensation or unemployment insurance payments on behalf of the Financial Consultants.

(b)
The parties hereto acknowledge and agree that the Financial Consultants cannot guarantee the results or effectiveness of any of the services rendered or to be rendered by the Financial Consultants. Rather, Financial Consultants shall conduct their operations and provide services in a professional manner and in accordance with good industry practice. The Financial Consultants will use all reasonable business efforts in providing services to the Client.

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(c)
The Financial Consultants will comply with all requirements that any applicable federal or state law (including without limitation the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended) may impose on the Financial Consultants with respect to their performance of services under this Agreement.

4.	Term of Agreement. The term of this Agreement shall be thirty six (36) months, subject to extension or prior termination as hereinafter provided.

5.
Compensation.  In consideration of the services to be rendered by the Financial Consultants pursuant to this Agreement, upon execution of this Agreement and the completion of a contemplated transaction with First Montauk Financial, Inc. (FMFK.OB), the Client shall deliver compensation to the Financial Consultants in the form of 1.2 million shares (on a post reverse stock split basis) of its common stock as follows:

Upon completion of the acquisition of BMAC, Corp., LLC, one third of the total compensation referenced herein above. Upon delivery of fifty one percent (51%) of the total outstanding shares of First Montauk Financial Corporation (symbol FMFK), an additional one third of said compensation. Upon delivery of board control and/or management control of First Montauk Financial Corporation, the remaining one third of said compensation.

Further compensation shall include a percentage of profits over a to be negotiated profit threshold of the First Montauk Financial entity. Additionally, for any mergers or acquisitions Financial Consultants deliver, Company agrees to pay a fee equivalent to 10% of the value of said merger or acquisition in the form of 50% cash and 50% warrants with full piggyback registration rights.

All Shares of Client Stock so delivered pursuant to this Agreement, shall contain the normal restrictive covenants common to such transactions.

6.
Termination.  Either the Financial Consultants or the Client may terminate this Agreement at the end of any month after  the term of this Agreement on thirty (30) days prior written notice, unless extended by mutual consent.  This Agreement shall automatically terminate upon the dissolution, bankruptcy or insolvency of the Client  or the Financial Consultants. The Financial Consultants and the Client shall have the right and the  discretion to terminate this Agreement should the other party, in performing its duties hereunder, violate  any law, ordinance, permit or regulation of any government entity or self regulatory organization, except  for violations that either singularly or in the aggregate do not have or will not have a materially adverse  effect on the party desiring termination. In the event of any termination hereunder, all consideration paid to  the Financial Consultants through date of termination shall be fully earned and non-refundable, and the  parties shall have no further duties or responsibilities to each other, except that the Client shall be  responsible to make any and all payments, if any, due to the Financial Consultants through the date of  termination, and the parties shall continue to be bound by the confidentiality provisions contained in  Section 8 of this Agreement. Notwithstanding any other provision of this Agreement, in the event of any  breach by the Financial Consultants of the provisions of Section 3(c), then: (A) the Client shall have the  right to terminate this Agreement immediately, and after any such termination, shall have no further  obligation to the Financial Consultants hereunder; and (B) the Client shall have the right to require the  Financial Consultants to surrender all shares of Client Stock issued to the Financial Consultants pursuant to  this Agreement.

7.
Work Product.   It is agreed that all information and materials produced for the Client shall be the property of the Client, free and clear of all claims thereto by the Financial Consultants, and the Financial Consultants have no claim of ownership rights thereto.

8.
Confidentiality.   The Client and the Financial Consultants each agree to provide reasonable security measures to keep information belonging to the other party confidential, where release of such information could be detrimental to such party’s business interests (“Confidential Information”). Each party agrees that Confidential Information shall be subject to this Agreement if provided to the other party and marked “Confidential” in a conspicuous manner. Financial Consultants and Client shall each require their employees, agents, affiliates, sub-contractors, other licensees, and others who have access to Confidential Information through Financial Consultants or Client, as the case may be, to enter into appropriate non-disclosure agreements, requiring the level and degree of confidentiality contemplated by this Agreement. Financial Consultants and Client each agree that they will not, either during the term or this Agreement, or any time thereafter, disclose, use or make known for their own or another’s benefit, any confidential information acquired or used by them hereunder. The term “Confidential Information” excludes information that: (a) is made public by Financial Consultants or Client in violation of this Agreement, (b) becomes generally available to the public, other than as a result of disclosure by Financial Consultants or Client or another party in violation of any obligation of confidentiality or (c) Client or Financial Consultants obtains from sources other than Client or Financial Consultants.

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9.
Conflict of Interest.   The Financial Consultants shall be free to perform services for other entities or persons. The Financial Consultants will notify the Client of its performance of consulting services for any other entity or person that the Financial Consultants reasonably believe could materially conflict with its obligations to the Client under this Agreement.

10.	Disclaimer of Responsibility for Acts of the Client; Limitations on Liability.

(a)
In no event shall the Financial Consultants be authorized or required by this Agreement to represent or make management decisions for the Client. The Financial Consultants shall, under no circumstances, be made liable for any expense incurred or loss suffered by the Client as a consequence of such decisions by the Client or any affiliates or subsidiaries of the Client as a result of services performed by the Financial Consultants hereunder.

(b)
FINANCIAL CONSULTANTS DISCLAIM ANY AND ALL WARRANTIES RESPECTING THE SERVICES, INCLUDING ALL IMPLIED WARRANTIES OF NON-INFRINGEMENT, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. IN NO EVENT SHALL FINANCIAL CONSULTANTS BE LIABLE FOR ANY INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR OTHERWISE RELATING TO THE SERVICES TO BE PROVIDED UNDER THIS AGREEMENT, HOWEVER CAUSED, EVEN IF FINANCIAL CONSULTANTS HAVE BEEN ADVISED OF THE POSSIBILITY OR LIKELIHOOD OF SUCH DAMAGES. IN NO EVENT SHALL FINANCIAL CONSULTANTS LIABILITY FOR DAMAGES UNDER OR RELATING TO THIS AGREEMENT, REGARDLESS OF HOW ARISING, EXCEED THE AMOUNT OF CASH COMPENSATION PAID TO FINANCIAL CONSULTANTS HEREUNDER.

11.
Indemnification.  Each party agrees to indemnify and hold harmless the other party as well as each of its officers, directors, employees, agents and each person, if any, who controls that party, against any and all liability, loss, costs, expenses or damages, including, but not limited to, any and all expenses reasonably incurred in investigating, preparing or defending against any litigation or arbitration, commenced or threatened, directly resulting by reason of any act, neglect; default or omission, or any untrue or allegedly untrue statement of a material fact, or any misrepresentation of any material fact, or any breach of any material warranty or covenant, by that party or any of its agents, employees or other representatives, arising out of, or in relation to, this Agreement. Notwithstanding the foregoing, in no event shall the liability of Financial Consultants exceed the amount of cash compensation actually received by Financial Consultants pursuant to this Agreement.

12.
Notices. Any notices required or permitted to be given under this Agreement shall be sufficient if in writing and delivered or sent by fax registered or certified mail, or by Federal Express or other nationally recognized overnight couriers to the principal office of each party and addressed to its principal executive officer at the address set forth on the signature page to this Agreement. Faxes should be marked for the attention of the principal executive officer and set to the fax number set forth on the signature page to this Agreement.

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13.	Waiver of Breach. Any waiver by either party of a breach of any provision of this Agreement by the other party shall not operate to be construed as a waiver of any subsequent breach by such party.

14.	Assignment. Neither party may assign this Agreement without the written consent of the other party.

15.
Applicable Law. It is the intention of the parties hereto that this Agreement and the performance hereunder and all suits and special proceedings hereunder be construed in accordance with and pursuant to the laws of the State of Delaware and that in any action, special proceeding or other proceeding that may be brought arising out of, in connection with, or by reason of this Agreement, the laws of the State of Delaware, without regard to state or federal courts located in the County of Newcastle, Delaware 19808 and consent to the jurisdiction and venue of such courts, and further waive any objection that such courts are an inconvenient forum.

16.
Severability.  All agreements and covenants contained herein are severable, and in the event any of them shall be held to be invalid by any competent court, this Agreement shall be interpreted as if such invalid agreements or covenants were not contained herein.

17.
Entire Agreement.  This Agreement constitutes and embodies the entire understanding and agreement of the parties and supercedes and replaces all prior understandings, agreements and negotiations between the parties.

18.	Waiver and Modification. Any waiver, alternation, or modification of any of the provisions of this Agreement shall be valid only if made in writing and signed by the parties hereto.

19.
Counterparts and Facsimile Signature.  This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which taken together, shall constitute one and the same instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a party hereto shall constitute a valid and binding execution and delivery of this Agreement by such party.

SIGNATURES

By signing below, the parties agree to the terms of this Agreement and further certify that their respective signatories are duly authorized to execute this Agreement.

360 GLOBAL WINE COMPANY
/s/ Jake Shapiro
Jake Shapiro
CEO and Authorized Signatory

360 GLOBAL FINANCIAL, LLC 2
/s/ Shlomo Eplboim
Shlomo Eplboim
Managing Member

Primary 360 Global Financial, LLC 2 Operatives for this engagement will be:

1.	Shlomo Eplboim, a Member

2.	Mike Poutre, a Member

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